UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 30, 2014

Level 3 Communications, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado (Address of principal executive offices)	80021 (Zip code)

720-888-1000
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2014, Thomas C. Stortz, Level 3 Communications, Inc.’s Executive Vice President, Chief Administrative Officer and Secretary, provided written notice that he will retire effective June 1, 2014.  Mr. Stortz is a named executive officer.

On May 6, 2014, Level 3 Communications, Inc. (the “Company”) announced it has selected Laurinda Y. Pang, its Chief Human Resources Officer, to succeed Mr. Stortz as Executive Vice President and Chief Administrative Officer effective upon Mr. Stortz’s retirement.  Ms. Pang will report directly to President and Chief Executive Officer, Jeff K. Storey.

On May 6, 2014, Level 3 Communications, Inc. announced it has selected John M. Ryan, its Executive Vice President, Chief Legal Officer and Assistant Secretary to succeed Mr. Stortz as Secretary effective upon Mr. Stortz’s retirement.  Mr. Ryan will also report directly to Mr. Storey.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Level 3 Communications, Inc.

By:	/s/ Neil J. Eckstein
Neil J. Eckstein, Senior Vice President

Date:  May 6, 2014